Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-42628, No. 333-82602, No. 333-102774 and No.
333-76919) of Capital Bank Corporation of our report dated March 10, 2005 relating to the financial statements of Capital Bank Corporation, which appears in the Annual Report on Form 10-K of Capital Bank Corporation for the year ended December 31, 2004.


/s/ PricewaterhouseCoopers, LLP

Raleigh, North Carolina
March 15, 2005


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